Exhibit 99.1

Cullinan Therapeutics Presents Initial Clinical Data for CLN-978, a CD19xCD3 T Cell Engager, at the EULAR 2026 Congress

Clinical benefit, including remissions, demonstrated in both systemic lupus erythematosus (SLE) and rheumatoid arthritis (RA) patients following a single target dose of CLN-978

Deep, dose-dependent B cell depletion observed in peripheral blood and tissue

Favorable safety profile with single target doses up to 30 µg as well as initial multi-dose regimen

Data from the first RA multi-dose regimen cohort and initial clinical data for velinotamig, a BCMAxCD3 T Cell Engager, to be shared at Cullinan’s Immunology Day on June 10

CAMBRIDGE, Mass., June 06, 2026 (GLOBE NEWSWIRE) -- Cullinan Therapeutics, Inc. (Nasdaq: CGEM), a clinical-stage biopharmaceutical company accelerating potential first- or best-in-class, disease-modifying T cell engagers in autoimmune diseases and cancer, announced today that it will present initial clinical data from two ongoing Phase 1 studies of CLN-978, a CD19xCD3 T cell engager, at the European Alliance of Associations for Rheumatology (EULAR) European Congress of Rheumatology. The data will be presented today, June 6, at 10:15 am BST (Poster number POS1179).

“Following a single target dose of CLN-978, patients with refractory SLE and difficult-to-treat RA demonstrated clinical benefit, including remissions. These initial Phase 1 data demonstrate the deep and dose-dependent B cell depletion achievable with CLN-978 and reinforce our belief that it has strong potential as a disease-modifying treatment in multiple challenging-to-treat autoimmune conditions,” said Jeffrey Jones, MD, MBA, Chief Medical Officer, Cullinan Therapeutics. “But just as important, the emerging safety profile and subcutaneous administration support the potential to deliver substantial clinical benefit to patients in the outpatient, community-based care setting. With study of multi‑dose regimens underway, we are focused on advancing CLN‑978 rapidly through global clinical development to accelerate bringing this new therapeutic option to patients.”

“The data emerging from this program represent one of the most comprehensive and rigorous datasets generated to date across multiple indications and biomarkers, and help to inform further clinical development of this program as well as how these therapies may be ultimately used in clinical practice,” said Ricardo Grieshaber-Bouyer, MD, PhD, MHBA, Professor of Clinical Systems Immunology and Head of the Clinical Trials Unit at FAU

Erlangen-Nuremberg, and global Principal Investigator for OUTRACE RA. “Patients with rheumatoid arthritis and systemic lupus erythematosus whose disease remains active despite exhausting multiple available therapies continue to have significant unmet need. In many patients, a single target dose of CLN‑978 demonstrated rapid depletion of B cells not just in in peripheral blood, but notably also clearance of CD19+ B cells in lymph node and synovial tissue. The encouraging safety profile and clear dose-dependent effects provide strong evidence of the underlying mechanism of action.”

Key Data Highlights

This presentation is based on data from 29 patients evaluated as of May 15, 2026, across various dose levels in the OUTRACE SLE and RA clinical trials.

	SLE (n=18)			RA (n=11)
Dose levels investigated	Safety	PD	Efficacy	Safety	PD	Efficacy
Cohort 1 (D1: 10 µg)	3	3	3	1	1	1
Cohort 2 (D1: 10 µg, D8: 20 µg)	7	7	4	3	3	3
Cohort 3 (D1: 10 µg, D8: 30 µg)	7	6	6	3	3	3
Cohort 4 (D1: 10 µg, D8: 45 µg)	1	1	1	-	-	-
Cohort 5 (D1: 10 µg, D8/15/22: 20 µg)	-	-	-	4	-	-
Total patients	18	17	14	11	7	7

*PD=pharmacodynamics.

Based on timing of data cutoff, various data for certain patients were not yet available.

Clinical activity and biomarker findings in OUTRACE SLE

In the OUTRACE SLE trial, highlights of the data for patients treated with a single target dose include:

•
Among 14 patients with ≥4 weeks follow up, a ≥4‑point reduction in hSLEDAI was observed in 10 patients (71%), with 5 achieving a DORIS remission
•
All lab markers of disease activity (anti-dsDNA, UPCR, C3 and C4) improved in patients with clinically significant abnormalities at baseline
•
Following a single target dose of CLN-978, peripheral B cell counts were reduced by >80% from baseline in 14 of 17 patients (82%), with dose-dependent recovery
o
Peripheral B cell depletion below the limit of quantification (BLOQ) was achieved in 7 of 14 patients (50%) treated at target doses ≥20 µg

Clinical activity and biomarker findings in OUTRACE RA

In the OUTRACE RA trial, highlights of the data for patients treated with a single target dose include:

•
In this heavily pretreated population, 6 of 7 patients (86%) had high baseline disease activity. Disease activity improved in 5 of 7 patients (71%), including a DAS28-ESR remission in 1 patient treated with a single 30 μg target dose
•
CLN-978 reduced RA autoantibody levels without impact on protective vaccine titers
•
Peripheral blood B cell depletion BLOQ was achieved in 4 of 6 patients (67%) treated at target doses ≥20 µg
•
Dose dependent B cell depletion was also observed in lymph node and synovial tissue

Safety Profile in Patients with SLE and RA

•
CLN-978 was well tolerated across the 10 μg, 20 μg and 30 μg target dose cohorts, including in patients who received 3 administrations of the 20 μg target dose in a multi-dose regimen
•
Most cytokine release syndrome (CRS) events were Grade 1 and occurred following the first dose (10 μg). A single case of Grade 3 CRS was observed following administration of the 45 μg target dose; enrollment to this cohort was discontinued, and additional step-up dosing may be implemented in the multi-dose regimens
•
No immune effector cell–associated neurotoxicity syndrome (ICANS) was observed

The poster will be available on the Resources & Publications section of the Company’s website following the presentation.

Cullinan Therapeutics Immunology Day on June 10

Cullinan Therapeutics will host an Immunology Day on June 10. The event will showcase data for CLN-978 presented at the EULAR 2026 Congress, new data from the first RA multi-dose regimen cohort for CLN-978, anticipated next steps for CLN-978, and initial clinical data for velinotamig, a BCMAxCD3 T cell engager. Key opinion leaders Dr. Ricardo Grieshaber-Bouyer and Dr. John Tesser will join Cullinan Therapeutics leaders to discuss the data and their clinical perspectives. Investors and analysts are invited to register to attend in person by emailing Nick Smith, Head of Investor Relations (nsmith@cullinantx.com), or at the event registration page. A webcast will be available via the events page of the Company’s investor relations website at https://investors.cullinantherapeutics.com/events.

About CLN-978

CLN-978 is a novel, differentiated and highly potent CD19xCD3 bispecific T cell engager. CLN-978 triggers T cell-redirected lysis of CD19-expressing target cells in vitro and in vivo. CLN-978 is engineered to achieve very high affinity binding to CD19 to efficiently target B cells, including those with very low CD19 levels. Small in molecular size (65 kDa), CLN-978 contains two single-chain variable fragments, one binding with very high affinity to the CD19 target and the other binding to CD3 on T cells, and a single-domain antibody binding to human serum albumin to extend half-life. CLN-978 was developed by an internal Cullinan team and is a wholly owned asset. CLN-978 has the potential to offer a convenient, off-the-shelf, subcutaneously delivered therapeutic option for patients with autoimmune diseases such as rheumatoid arthritis, systemic lupus erythematosus, and Sjögren’s disease.

About OUTRACE RA and OUTRACE SLE

OUTRACE RA and OUTRACE SLE are global Phase 1 studies of CLN-978 evaluating safety, as well as effects on disease activity and the immune system. Both studies are currently recruiting.

OUTRACE RA enrolls patients with active rheumatoid arthritis (DAS28-ESR ≥3.2) who have been treated with ≥2 prior targeted treatments and have evidence of B cell driven disease. Assessments include DAS28, synovial ultrasound, and optional synovial and lymph node biopsies.

OUTRACE SLE enrolls patients with active systemic lupus erythematosus (hSLEDAI ≥6) who have been treated with at least one biologic or immunosuppressive agent and are seropositive. Assessments include hSLEDAI, CLASI, and physician global assessment.

About Rheumatoid Arthritis (RA)

Rheumatoid arthritis is a chronic autoimmune disease primarily characterized by inflammation of the joints, which can lead to pain, swelling, stiffness, and permanent joint damage.1,2 The disease often affects multiple joints simultaneously, commonly the hands, wrists, and feet, but it can also involve other organ systems.2 Roughly 5.3 million adults live with rheumatoid arthritis across the U.S., France, Germany, Italy, Spain, the UK, Japan, and Australia, and the disease is more common in women than men.3-10 While disease-modifying antirheumatic drugs (DMARDs) have improved treatment outcomes, many patients continue to rely on chronic immunosuppression, have inadequate responses, experience disease flares, and face significant impairments in quality of life.11

About Systemic Lupus Erythematosus (SLE)

Systemic lupus erythematosus (SLE) is a chronic, heterogeneous autoimmune disease in which the immune system attacks a patient’s own tissues. The most common manifestations of SLE include skin rashes, arthritis, extreme fatigue, and low fevers. Lupus nephritis (LN) is a kidney disease and the most common severe manifestation of SLE. Approximately 40% of patients with SLE develop LN, which has a 10-year 30% mortality rate.12,13 The prevalence of SLE in the US is estimated at 160,000 to 320,000 cases and SLE affects approximately 3.4 million individuals globally.14,15 SLE is more prevalent in women and people of color. It occurs most often in people between the ages of 15 and 45 years but can occur in childhood or later in life as well. Currently available treatments can reduce the signs and symptoms of SLE; however, they do not routinely induce treatment-free remission, and most patients require lifelong immune suppression that treats symptoms without modifying the course of disease.

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company developing potential first- or best-in-class, disease-modifying T cell engagers for autoimmune diseases and cancer. Cullinan pursues promising therapeutic targets while leveraging core expertise in T cell engagers, which are established in oncology and are now advancing into autoimmune diseases. With a clinical-stage pipeline built on a rigorous scientific approach and purposeful innovation, Cullinan is advancing its mission to deliver new standards of care for patients. Learn more about Cullinan at https://cullinantherapeutics.com/, and follow Cullinan on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding the company’s beliefs and expectations regarding: the efficacy and safety data from the Company’s ongoing Phase 1 OUTRACE RA and OUTRACE SLE clinical trials, our clinical development plan and anticipated development timeline for CLN-978, the clinical and therapeutic potential of CLN-978, the ability of clinical data from CLN-978 to help inform how therapies may be used in clinical practice, our plans regarding future data presentations, including for velinotamig, and other statements that are not historical facts. The clinical trials referenced in this press release are ongoing, and the data described are interim, subject to change, and based on data available as of a specified date. As patient enrollment continues and additional follow-up data is obtained, the reported safety profile and other clinical outcomes may change materially. There can be no assurance that the interim results will be predictive of final clinical trial results or that additional data will confirm or support these observations. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “potential,” “project,” “pursue,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions; the risk that any INDs, NDAs or other global regulatory submissions we may file with the United States Food and Drug Administration or other global regulatory agencies are not cleared on our expected timelines, or at all; the success of our clinical trials and preclinical studies; the risks related to our ability to protect and maintain our intellectual property position; the risks related to manufacturing, supply, and distribution of our product candidates; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical trials will not be predictive of future results in connection with future studies or clinical trials; and the success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Contacts:

Investors
Nick Smith
+1 401.241.3516
Nsmith@cullinantx.com

Media
Rose Weldone
+1 215.801.7644
Rweldon@cullinantx.com

References

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Johns Hopkins Arthritis Center. Rheumatoid Arthritis Signs and Symptoms. Rheumatoid Arthritis Symptoms: Johns Hopkins Arthritis Center
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Hunter, T. M., et al. (2017). Prevalence of rheumatoid arthritis in the United States adult population in healthcare claims databases, 2004–2014. Rheumatology International, 37(9), 1551–1557. https://doi.org/10.1007/s00296-017-3726-1
4.
Guillemin, F., et al. (2005). Prevalence of rheumatoid arthritis in France: 2001. Annals of the Rheumatic Diseases, 64(10), 1427–1430. https://doi.org/10.1136/ard.2004.029199
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Steffen, A., et al. (2017). Epidemiologie der rheumatoiden Arthritis in Deutschland – eine Analyse anhand bundesweiter vertragsärztlicher Abrechnungsdaten. Zentralinstitut für kassenärztliche Versorgung in Deutschland, (17), 1–20. https://doi.org/10.20364/VA-17.08
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Rossini, M., et al. (2014). Prevalence and incidence of rheumatoid arthritis in Italy. Rheumatology International, 34(5), 659–664. https://doi.org/10.1007/s00296-014-2974-6

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Fina-Aviles, F., et al. (2016). The descriptive epidemiology of rheumatoid arthritis in Catalonia: A retrospective study using routinely collected data. Clinical Rheumatology, 35(3), 751–757. https://doi.org/10.1007/s10067-014-2801-1
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Abhishek, A., et al. (2017). Rheumatoid arthritis is getting less frequent: Results of a nationwide population-based cohort study. Rheumatology (United Kingdom), 56(5), 736–744. https://doi.org/10.1093/rheumatology/kew468
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Kojima, M., et al. (2019). Epidemiological characteristics of rheumatoid arthritis in Japan: Prevalence estimates using a nationwide population-based questionnaire survey. Modern Rheumatology. Advance online publication. https://doi.org/10.1080/14397595.2019.1682776
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Ackerman, I. N., et al. (2018). Projected burden of osteoarthritis and rheumatoid arthritis in Australia: A population-level analysis. Arthritis Care & Research, 70(6), 877–883. https://doi.org/10.1002/acr.23414
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Radu, A. F., & Bungau, S. G. (2021). Management of rheumatoid arthritis: An overview. Cells, 10(11), 2857. https://doi.org/10.3390/cells10112857
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Mahajan, A. et al. (2020). Systemic lupus erythematosus, lupus nephritis and end-stage renal disease: A pragmatic review mapping disease severity and progression. Lupus, 29(9), 1011–1020. https://doi.org/10.1177/0961203320932219
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Hocaoglu, M. et al. (2023). Incidence, prevalence, and mortality of lupus nephritis: A population-based study over four decades using the Lupus Midwest Network. Arthritis & Rheumatology, 75(4), 567–573. https://doi.org/10.1002/art.42375
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Tian, J. et al. (2022). Global epidemiology of systemic lupus erythematosus: A comprehensive systematic analysis and modelling study. Annals of the Rheumatic Diseases, 82(3), 351–356. https://doi.org/10.1136/ard-2022-223035
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Dall’Era, M. (2013). Chapter 21. Systemic lupus erythematosus. In J. B. Imboden, D. B. Hellmann, & J. H. Stone (Eds.), CURRENT Diagnosis & Treatment: Rheumatology (3rd ed.). McGraw-Hill. https://accessmedicine.mhmedical.com/content.aspx?aid=57272268